                                                             EXHIBIT 10.14


                         AGREEMENT OF PURCHASE AND SALE

                                    BETWEEN

           CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut
         corporation, on behalf of its Closed-End Real Estate Fund II,
                                     SELLER

                                      AND

          INTEGRATED SYSTEMS, INC., a California corporation, PURCHASER


                             215 Moffett Park Drive
                             Sunnyvale, California

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
Article 1       Property                                        1

Article 2       Purchase Price and Deposits                     3

Article 3       Failure to Close                                5
   3.1          Purchaser's Default                             5
   3.2          Seller's Default                                5

Article 4       Closing and Transfer of Title                   6
   4.1          Closing                                         6
   4.2          Closing Procedure                               7
   4.3          Purchaser's Performance                         8
   4.4          Evidence of Authority; Miscellaneous            8

Article 5       Prorations of Rents, Taxes, Etc.                8

Article 6       Purchasers Inspections and Contingencies       10
   6.1          Document Inspection                            10
   6.2          Physical Inspection                            11
   6.3          Feasibility Period                             12
   6.4          Survey Contingency                             13
   6.5          Title Contingency                              14
   6.6          Radius Lease Termination Contingency           16

Article 7       Loss due to Casualty or Condemnation           16
   7.1          Loss due to Condemnation                       16
   7.2          Loss due to Casualty                           17

Article 8       Maintenance of the Property                    18

Article 9       Broker                                         19

Article 10      Representations and Warranties                 20
   10.1         Limitations on Representations
                  and Warranties                               20
   10.2         Representations and Warranties                 21
   10.3         Seller's Knowledge                             23
   10.4         Survival                                       23

Article 11      Intentionally Omitted                          24

Article 12      Assignment                                     24

Article 13      Notices                                        24

Article 14      Expenses                                       26

                                                                Page
                                                                ----
Article 15      Miscellaneous                                   26
   15.1         Successors and Assigns                          26
   15.2         Gender                                          27
   15.3         Captions                                        27
   15.4         Construction                                    27
   15.5         Entire Agreement                                27
   15.6         Recording                                       27
   15.7         No Continuance                                  28
   15.8         Time of Essence                                 28
   15.9         Original Document                               28
   15.10        Governing Law                                   28
   15.11        Acceptance of Offer                             28
   15.12        Confidentiality                                 29
   15.13        Surviving Covenants                             29
   15.14        Intentionally Omitted                           29
   15.15        Attorneys' Fees                                 29
   15.16        ERISA                                           30


                Exhibit A - Description of Land
                Exhibit B - Intentionally Omitted
                Exhibit C - Grant Deed
                Exhibit D - Bill of Sale
                Exhibit E - Service and Maintenance Contracts
                              to be Assumed by Purchaser
                Exhibit F - Indemnification Agreement
                Exhibit G - Form of Seller's Affidavit of
                              Non-Foreign Status
                Exhibit H - Pending Litigation

                         AGREEMENT OF PURCHASE AND SALE

        THIS AGREEMENT OF PURCHASE AND SALE is made by and between CONNECTICUT GENERAL LIFE INSURANCE COMPANY, a Connecticut corporation, on behalf of its Closed-End Real Estate Fund II ("Seller"), and INTEGRATED SYSTEMS, INC., a California corporation ("Purchaser"), as of the "Effective Date" (as defined below).


                                   Article I.

                                    Property

        Seller hereby agrees to sell, and Purchaser hereby agrees to buy, all of the following property: (a) a parcel of real property (the "Land"), located in the City of Sunnyvale, County of Santa Clara, State of California, more particularly described on Exhibit A attached to this Agreement; (b) the buildings and other improvements located on the Land, including an office building of approximately 152,844 square feet generally known as 215 Moffett Park (the "Improvements") (the Land and Improvements are referred to herein, collectively, as the "Real Property"); and (c) all fixtures, equipment, and other personal property (both tangible and intangible, including, without limitation, any service and maintenance agreements applicable thereto which are either approved by Purchaser or which by its terms does not permit Seller to terminate the agreement without cause or which cannot be terminated by its terms in the time period between the expiration of the Feasibility Period and

Closing, a list of which are attached hereto as Exhibit E, other than the property management agreement, which shall be terminated) owned by Seller and contained in or related to the Improvements, including any rights of Seller to any tangible personal property left or abandoned in the Improvements by Radius (as hereinafter defined) (the "Personal Property") (collectively, the Real Property and the Personal Property are sometimes referred to herein as the "Property").

        The Improvements are currently occupied by a single tenant, Radius, Inc. ("Radius"), under a Lease Agreement between Seller and Radius' predecessor-in-interest, SuperMac Technology, Inc. ("SuperMac") dated as of November 13, 1992, as amended by a First Amendment to Lease Agreement dated as of May 4, 1993, by a Second Amendment to Lease Agreement dated as of December 21, 1993, and by a Third Amendment to Lease Agreement dated as of May 2, 1995 (collectively, the "Radius Lease"). Radius has acquired all of the outstanding stock of SuperMac and succeeded to all of the rights and assumed all of the obligations under the Radius Lease. Seller and Radius have currently negotiating a Lease Termination Agreement (the "Lease Termination Agreement") which shall be entered into prior to Closing and contingent upon the Closing of the sale of the Real Property from Seller to Purchaser pursuant to this Agreement, whereby at the time of the sale contemplated herein there shall be no tenant leases relating to the Improvements. The parties agree that Purchaser will not be a party to the Lease Termination Agreement and that Purchaser shall not in any way be liable or responsible for the obligations of

Radius or Seller under the Lease Termination Agreement. Radius and Purchaser are concurrently negotiating an agreement (the "Radius/ISI Agreement") to set forth an exit strategy for Radius whether through a lease by Radius of a portion of the Improvements from Purchaser and to use certain personal property of Purchaser after the Closing, or some other exit arrangement, contingent on the Closing taking place. The parties agree that Seller will not be a party to the Radius/ISI Agreement and that Seller shall not in any way be liable or responsible for the obligations of Radius or Purchaser under the Radius/ISI Agreement. Seller and Purchaser both covenant to use best efforts to respectively negotiate and agree upon the terms of the Lease Termination Agreement and the Radius/ISI Agreement.

                                  Article II.

                          Purchase Price and Deposits

        The purchase price which the Purchaser agrees to pay and the Seller agrees to accept for the Property shall be the sum of Eleven Million, Nine Hundred Twenty-One Thousand, Eight Hundred Thirty-Two Dollars ($11,921,832) (hereinafter referred to as the "Purchase Price"), subject to adjustment as provided in Article V hereof, payable as follows:

                (a) An earnest money deposit ("Deposit") of Fifty Thousand Dollars ($50,000), in cash, to be deposited with Santa Clara Land
        Title Company (the "Title Company") within three (3) business days after execution hereof by both parties, such amount to be held in escrow and deposited in an interest-bearing account;

                (b) An additional earnest money deposit (the "Additional Deposit") or Fifty Thousand Dollars ($50,000), in cash, to be deposited by Purchaser with the Title Company, within three (3) business days after expiration of the Feasibility Period (hereinafter defined), such amount to be held in escrow and deposited in an interest-bearing account (the Earnest Deposit and the Additional Deposit, with interest thereon, will be referred to hereinafter, collectively, as the "Deposit"); and

                (c) The balance of the Purchase Price shall be paid at time of Closing by Federal wire transfer, with the transfer of funds to Seller to be completed on the day of the Closing.

        The Deposit shall be paid to Seller at the Closing as a credit against the Purchase Price. Purchaser shall provide the Title Company with its tax identification number, and all interest shall be for Purchaser's account for tax purposes.

        In addition to the Deposit, Purchaser shall deposit five fully executed copies of this Agreement with the Title Company immediately after both parties have executed it. The date of such deposit shall be acknowledged by the Title Company on all copies, and such date shall be the "Effective Date" of this

Agreement. The Title Company shall retain one copy of this Agreement and deliver two copies hereof to each of Purchaser and Seller.

                                  Article III.
                                Failure to Close

        3.1 Purchaser's Default. IF SELLER HAS COMPLIED WITH ALL OF THE COVENANTS AND CONDITIONS CONTAINED HEREIN AND IS READY, WILLING AND ABLE TO CONVEY THE PROPERTY IN ACCORDANCE WITH THIS AGREEMENT AND PURCHASER FAILS TO CONSUMMATE THIS AGREEMENT AND TAKE TITLE, THEN THE PARTIES HERETO RECOGNIZE AND AGREE THAT THE DAMAGES THAT SELLER WILL SUSTAIN AS A RESULT THEREOF WILL BE SUBSTANTIAL, BUT DIFFICULT IF NOT IMPOSSIBLE TO ASCERTAIN. THEREFORE, THE PARTIES AGREE THAT, IN THE EVENT OF PURCHASER'S DEFAULT, SELLER SHALL, AS ITS SOLE REMEDY, BE ENTITLED TO RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES, AND NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS WITH RESPECT TO THE OTHER UNDER THIS AGREEMENT, EXCEPT FOR THE SURVIVING COVENANTS (HEREINAFTER DEFINED).

Seller's Initials: ________                   Purchaser's Initials: ________

        3.2 Seller's Default. In the event that Purchaser has complied with all of the covenants and conditions contained herein and is ready, willing and able to take title to the Property in accordance with this Agreement, and Seller fails to consummate this Agreement and convey title as set forth herein, then Purchaser may, as its sole remedy, elect to either (i) terminate this contract and recover the Deposit and all expenses incurred by it in connection with this Agreement or (ii) bring an action against Seller for specific performance of this Agreement.


                                  Article IV.

                         Closing and Transfer of Title

        4.1 Closing. The parties hereto agree to conduct a closing of this sale (the "Closing") on or before the date thirty (30) days after the expiration of the Feasibility Period as defined in section 6.3 below ("Closing Date") in the principal office of the Title Company, or at such other place as may be agreed upon by the parties hereto. This Agreement shall terminate if transfer of title is not completed by the Closing Date (unless such failure to close is due to Seller's default, the date for Closing is extended pursuant to any provision hereof, including, without limitation, the matters described in Sections 6.3, 6.4, 6.5 and Article VII hereof, or the date for Closing is extended by agreement of the parties, which agreement shall be confirmed in writing). Notwithstanding the foregoing, or any other provision herein, Seller shall have no obligation to close if the closing and transfer of title does not occur on or prior to April 30, 1996, unless such failure to close is due solely to the default of Seller.

        4.2 Closing Procedure. Seller shall execute and deliver or cause to be delivered (a) a Grant Deed limiting the Seller's warranties to title matters claimed by, through or under Seller but not otherwise, in the form attached hereto as Exhibit C, proper for recording and acceptable to the Title Company, conveying Seller's interest in the Real Property to Purchaser; (b) a Bill of Sale in the form attached hereto as Exhibit D, dated as of the date of Closing conveying to Purchaser any and all Personal Property; (c) an Owner's Title Insurance Policy (the "Owner's Title Policy") dated no earlier than the date of the recording of the Deed, in the full amount of the Purchase Price, insuring that good and indefeasible fee simple title to the Property is vested in Purchaser, containing no exceptions to such title other than the standard printed exceptions (provided, however, that (i) the printed survey exception must be deleted, except for matters shown on the Survey and either approved by Purchaser or as to which objection has been waived by Purchaser, and (ii) the exception as to ad valorem taxes shall be limited to taxes for the current and subsequent years), those items listed on Schedule "B" of the Title Commitment that either were approved by Purchaser or as to which objection has been waived by Purchaser; (d) to the extent in Seller's possession or under Seller's control, the originals of all as-built plans and specifications and maintenance and service contracts that are to be assumed; (e) an indemnification agreement (the "Indemnification Agreement") in the form attached as Exhibit F, dated the date of Closing; (f) an affidavit that Seller is not a "foreign person" in the form attached as Exhibit G; (g) a master key or duplicate key for all locks in the Improvements; (h) to the extent in the possession of Seller or Seller's property management company, all construction and maintenance records; and (i) the Lease Termination Agreement.

        4.3 Purchaser's Performance. At the Closing, Purchaser will cause the Purchase Price to be delivered to the Title Company, will execute and deliver the Indemnification Agreement, the Bill of Sale and the Radius/ISI Agreement.

        4.4 Evidence of Authority; Miscellaneous. Both parties will deliver to the Title Company and each other such evidence or documents as may reasonably be required by the Title Company or either party hereto evidencing the power and authority of Seller and Purchaser and the due authority of, and execution and delivery by, any person or persons who are executing any of the documents required hereunder in connection with the sale of the Property. Both parties will execute and deliver such other documents as are reasonably required to effect the intent of this Agreement.

                                   Article V.
                           Prorations of Taxes, Etc.

        Real estate taxes for the year of closing shall be prorated as of the date of Closing either using actual tax figures or, if actual figures are not available, then using as a basis for said proration the most recent assessed value of the Real Estate multiplied by the current tax rate, with a subsequent cash adjustment to be made between Purchaser and Seller when actual tax figures are available. Personal property taxes, annual permit or inspection fees, sewer charges and other expenses normal to the operation and maintenance of the Property shall also be prorated as of the date of Closing. Because there will be no tenants as of Closing, there will be no prorations of rent.

        Final readings on all gas, water and electric meters shall be made as of the date of closing, if possible. If final readings are not possible, gas, water and electricity charges will be prorated based on the most recent period for which costs are available. Any deposits made by Seller with utility companies shall be returned to Seller. Purchaser shall be responsible for making all arrangements for the continuation of utility services.

        All items (including taxes) that are not subject to an exact determination shall be estimated by the parties. When any item so estimated is, after the Closing capable of exact determination, the party in possession of the facts necessary to make the determination shall send the other party a detailed report on the exact determination so made and the parties shall adjust the prior estimate within thirty (30) days after both parties have received said reports.

                                  ARTICLE VI.
                    Purchaser Inspections and Contingencies

        6.1 Document Inspection. Seller has made or will make available within ten (10) days from the Effective Date of this Agreement the following items relating to the Real Property for review by Purchaser:

        (1) Copies of all service and maintenance agreements, including those to be assumed by Purchaser as listed on Exhibit E hereto;

        (2) Copies of any certificates of occupancy, licenses, permits and approvals (to the extent in Seller's or its property manager's possession);

        (3) Books and records of the Property in Seller's or its property manager's possession including copies of tax and utility bills and all operating reports for the last two years, any governmental notices, copies of any correspondence or memoranda pertaining to the condition of the Property or the need for any repair, and copies of any estoppel certificates;

        (4) Copies of any environmental or engineering studies or feasibility studies in Seller's possession, Seller's existing survey, and all plans, drawings and specifications and "as-built" plans or drawings in Seller's possession; and

        (5)  a copy of Seller's policy of lender's title insurance.

        If Seller or its management company is aware of any information of the kind described in subsections 1-7 which is not in its possession, Seller will so notify Purchaser when it delivers the available materials. Seller or its management company will also promptly deliver any other material in its possession which reasonably pertains to the Property upon written request of Purchaser.

        Purchaser agrees that if for any reason the Closing is not consummated, Purchaser will immediately return to Seller all materials furnished to Purchaser pursuant to this Section 6.1.

        6.2     Physical Inspection.  In addition to the items set forth in
Section 6.1, Seller will make the Property available for inspection by Purchaser and Purchaser shall, at Purchaser's risk, conduct an engineering and/or market and economic feasibility study of the Property and undertake such physical inspection of the Property as Purchaser deems appropriate as soon as possible after the Effective Date of this Agreement. Such inspection shall be conducted at reasonable times upon reasonable oral or written notice to Seller's property manager. Seller shall have the right to designate a representative to accompany Purchaser's employees, agents, and independent contractors on any such inspections.

        Purchaser hereby agrees to pay, protect, defend, indemnify and save Seller harmless against all liabilities, obligations, claims (including mechanic's lien claims), damages, penalties causes of action, judgments, costs and expenses (including, without limitation, attorneys' fees and expenses) imposed upon, incurred by or asserted against Seller in connection with or arising out of the entry upon the Real Property by Purchaser's employees, agents or independent contractors and the actions of such persons on the Real Property. In the event any part of the Property is damaged or excavated by Purchaser, its employees, agents or independent contractors, Purchaser agrees in the event its purchase hereunder is not consummated, to make such additional payments to Seller as may be reasonably required to return the Property to its condition immediately prior to such damage or excavation or, at Seller's option, to cause such work to be done. Notwithstanding any provision to the contrary herein, Purchaser's obligations under this subparagraph shall survive the expiration or termination of this Agreement, and shall survive Closing.

        6.3. Feasibility Period. Purchaser shall have a period ending 30 days after the Effective Date of this Agreement to conduct its inspection of the documents delivered in accordance with Section 6.1 and to conduct a physical inspection of the Property as set forth in Section 6.2 (the "Feasibility Period"). On or before the last day of the Feasibility Period, Purchaser may, in its sole discretion without obligation to specify which aspect of its inspection was unsatisfactory, terminate this Agreement by providing a written notice to Seller so providing. Upon receipt of such notice, this Agreement shall terminate and Seller shall instruct the Title Company to return the Deposit to

Purchaser, and neither party shall have any obligation to the other, except for the Surviving Covenants. If Purchaser fails to provide such notice of termination on or before the last day of the Feasibility Period, Purchaser shall be deemed to have approved such inspections and this contract shall remain in full force and effect.

        6.4 Survey Contingency. Purchaser's obligation to purchase the Property is subject to its receipt, within fifteen (15) days of the Effective Date of this Agreement, of a survey of the Real Property by a registered surveyor (the "Survey"). The Survey shall show the location of all improvements, structures, driveways, parking areas, easements, rights of way, and any encroachments and shall specify whether the Property is within the 100 year flood plain or flood way. The Survey shall further set forth a legal description of the boundaries of the Real Property in accordance with local practices.

        Purchaser shall have until the earlier to occur of the last day of the Feasibility Period or the date fifteen (15) days after the receipt of the Survey by Purchaser to object in writing to the Survey, including any objection to the boundaries set forth in the Survey and to the legal description. This contingency shall be deemed satisfied or waived if Seller has not received written notice of Purchaser's objection before such date. Any such written notice shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objections. If Seller cures such objections within fifteen (15) days, or, if such objections are such that they cannot be cured within fifteen (15) days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond forty-five (45) days unless agreed to by Purchaser), then this Agreement shall continue in force and effect, and the Closing Date shall be adjusted accordingly. If Seller is unable to, or chooses not to, cure such objections within the time permitted, this Agreement shall terminate, Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable to or chooses not to cure, and upon receipt by Seller of such waiver in full from Purchaser within ten (10) days of notice from Seller that it is unable or chooses not to cure such objections, this Agreement shall remain in full force and effect with no reduction in the Purchase Price.

        If requested by Seller, Purchaser will confirm in writing whether this survey contingency has been satisfied and, if so, the date on which it was satisfied.

        6.5. Title Contingency. Purchaser's obligation to purchase the Property is subject to its receipt of a preliminary title report (the "Title Report"), issued by the Title Company, together with legible copies of all items and documents referred to in the Title Report. The Title Report and accompanying documents shall be delivered by Seller within fifteen (15) days after the Effective Date of this Agreement. Upon receipt of the Title Report and accompanying documents by Purchaser, Purchaser shall have until the earlier to occur of the last day of the Feasibility Period or the date fifteen (15) days after receipt of all such items to state any objections in writing. This contingency shall be deemed satisfied or waived if such written notice of objection is not received by Seller before such date. Such written notice of objection shall state all of Purchaser's objections with specificity. Upon receipt of such notice, Seller may, but shall not be obligated to, cure such objection. If Seller cures such objections within 15 days, or, if such objections are such that they cannot be cured within 15 days and Seller has commenced curing such objections and thereafter diligently proceeds to perfect such cure (but in no event beyond forty-five (45) days unless agreed to by Purchaser), then this Agreement shall continue in full force and effect and the Closing Date shall be adjusted accordingly. If Seller is unable or chooses not to cure such objections within the time permitted, then this Agreement shall terminate, and Seller shall instruct the Title Company to return the Deposit to Purchaser, and neither party shall have any further obligations hereunder except for the Surviving Covenants. Notwithstanding the foregoing, however, Purchaser may waive such objections that Seller is unable or chooses not to cure within 10 days after receipt of a notice that Seller is unable or chooses not to cure such objections, and upon receipt by Seller of such waiver in full from Purchaser, this

Agreement shall remain in full force and effect with no reduction in the Purchase Price.

        If requested by Seller, Purchaser will confirm in writing whether this title contingency has been satisfied and, if so, the date on which it was satisfied.

        6.6 Radius Lease Termination Contingency. Purchaser's obligation to purchase the Property and Seller's obligation to sell the Property are subject to the receipt by each of a copy of a fully executed Lease Termination Agreement and a fully executed Radius/ISI Agreement prior to the expiration of the Feasibility Period, the terms of which agreements shall be reasonably satisfactory to both Seller and Purchaser.


                                  Article VII.

                      Loss due to Casualty or Condemnation

        7.1 Loss due to Condemnation. In the event of a condemnation of all or a Substantial Portion of the Real Property which condemnation shall or would render a Substantial Portion of the Real Property untenantable, or if any portion of the building or parking area is taken, either party may, upon written notice to the other party given within 10 days of receipt of notice of such event, cancel this Agreement, in which event Seller shall instruct the Title Company to return the Deposit to Purchaser, this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving.

Covenants. In the event that neither party elects to terminate, or if the condemnation affects less than a Substantial Portion or does not affect the building or parking area, then this Agreement shall remain in full force and effect, and Seller shall be entitled to all monies received or collected by reason of such condemnation prior to closing. In such event, the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be an abatement of the Purchase Price equal to the amount of the net proceeds, less costs and attorney's fees, which are received by Seller by reason of such condemnation prior to closing. If the condemnation proceeding shall not have been concluded prior to the Closing, then there shall be no abatement of the Purchase Price and Seller shall assign any interest it has in the pending award to Purchaser. For purposes of this
Section 7.1, a Substantial Portion shall mean a condemnation of in excess of $500,000 in value of the Real Property.

        7.2 Loss due to Casualty. In the event of Substantial Loss or Damage to the Real Property by fire or other casualty (not resulting from acts of Purchaser), either party may, upon written notice to the other party given within 10 days of receipt of notice of such event, cancel this Agreement in which event Seller shall instruct the Title Company to return the Deposit to Purchaser and this Agreement shall terminate and neither party shall have any rights or obligations hereunder except for the Surviving Covenants. In the event that neither party elects to terminate, or if the casualty results in less than Substantial

Loss or Damage, then this Agreement shall remain in full force and effect and Seller shall be entitled to all insurance proceeds received or collected by reason of such damage or loss, whereupon the transaction hereby contemplated shall close in accordance with the terms and conditions of this Agreement except that there will be abatement of the Purchase Price equal to the amount of the net proceeds, less costs and attorney's fees, which are received by Seller as a result of such damage or loss, provided that such abatement will be reduced by the amount expended by Seller in accordance with Article VIII hereof for restoration or preservation of the Property following the casualty. Alternatively, Purchaser may, in its discretion, have Seller repair or replace the damaged Property, and there shall be no abatement of the Purchase Price in such case. However, Purchaser shall not be entitled to require Seller to effect repair or replacement unless the loss is entirely covered by insurance (except for any applicable deductible) and the repair or replacement will take no more than three (3) months to complete. For purposes of this Section 7.2, "Substantial Loss or Damage" shall mean loss or damage, the cost for repair of which exceed $500,000.


                                 Article VIII.

                          Maintenance of the Property

        Between the time of execution of this Agreement and the Closing, Seller shall maintain the Property in good repair, reasonable wear and tear excepted, shall perform all work required to be done under the terms of any lease or agreement relating to the Property, and shall timely make all repairs, maintenance and replacements of equipment or improvements, the same as though Seller were retaining the Property; except that in the event of a fire or other casualty, damage or loss, Seller shall have no duty to repair said damage. However, Seller may repair any such damage with Purchaser's prior, written approval and may, without Purchaser's approval, repair damage where such repair is necessary in Seller's reasonable opinion to preserve and protect the health and safety of tenants of the Property or to preserve the Property from imminent risk of further damage or if required to do so by Seller's insurance carrier. Any such emergency repairs shall be reported to Purchaser within 48 hours of their completion. After the Effective Date, Seller shall not lease any portion of the Real Property unless such lease has been approved in writing by Purchaser. Any such proposed lease shall be on Seller's standard form of lease and shall be reviewed and approved or rejected within five (5) business days after receipt thereof by Purchaser. Failure to approve or reject such proposed lease within such period shall be deemed approval. If the proposed lease is rejected, then Seller shall not enter into such lease.



                                  Article IX.

                                     Broker

        Purchaser represents to Seller that it has not engaged any broker, finder or agent in connection with this transaction other than Commercial Property Services Company ("Purchaser's Broker") and that it has not dealt with any broker, finder or agent other than Purchaser's Broker and Seller's Broker (as hereinafter defined). Seller represents to Purchaser that it has not engaged any broker or agent in connection with this transaction other than SBC&D Company, Inc. ("Seller's Broker") and that it has not dealt with any broker, finder or agent other than Purchaser's Broker and Seller's Broker. Seller shall pay Seller's Broker a commission at Closing pursuant to a separate agreement. Seller's Broker shall pay Purchaser's Broker a commission pursuant to a separate written agreement. Each party will indemnify and hold the other party harmless from all loss, cost and expense (including reasonable attorney's fees) arising out of a breach of its representation or undertaking hereunder. The provisions of this Article IX shall survive the Closing and any termination of this Agreement.

                                   Article X.

                         Representations and Warranties

        10.1 Limitations on Representations and Warranties. Purchase hereby agrees and acknowledges that, except as set forth in Section 10.2 below, neither Seller nor any agent, attorney, employee or representative of Seller has made any representation whatsoever regarding the subject matter of this sale, or any part thereof, including (without limiting the generality of the foregoing) representations as to the physical nature or condition of the Property or the capabilities thereof, and that Purchaser, in executing, delivering and/or performing this Agreement, does not rely upon any statement and/or information to whomever made or given, directly or indirectly, orally or in writing, by any individual, firm or corporation. Purchaser agrees to take the Real Property and the Personal Property "as is," as of the date hereof, reasonable wear and tear, and minor damage caused by the removal of any personal property or fixtures not included in this sale, excepted. EXCEPT AS SET FORTH IN SECTION 10.2 BELOW, (i) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE SUITABILITY THEREOF FOR ANY PURPOSE FOR WHICH PURCHASER MAY DESIRE TO USE IT; (ii) SELLER HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES OF MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE PROPERTY; AND
(iii) PURCHASER, BY ACCEPTANCE OF THE DEED, AGREES THAT IT HAS INSPECTED THE PROPERTY AND ACCEPTS SAME "AS IS" AND "WITH ALL FAULTS".

        Purchaser understands that any financial statements and data, including, without limitation, gross rental income, operating expenses and cash flow statements, to be made available by Seller to Purchaser, will be unaudited financial statements and data not prepared or reviewed by independent public accountants, and that Seller makes no representation as to the accuracy or completeness thereof.

        10.2 Representations and Warranties. Seller makes the following representations and warranties and agrees that

Purchaser's obligations under this Agreement are conditioned upon the truth and accuracy of such representations and warranties, both as of this date and as of the date of the Closing:

        (a) Seller has the corporate power and authority to enter into this Agreement and convey the Property to Purchaser.

        (b) Seller has received no notice of any existing, pending or threatened litigation, administrative proceeding or condemnation or sale in lieu thereof, or cancellation of insurance coverage, with respect to any portion of the Real Property, except as noted on Exhibit H attached hereto.

        (c) Except for Radius, who at Closing shall have terminated its lease, there are no parties in possession of, or claiming any possession to, any portion of the Real Property as lessees, tenants at sufferance, licensees, trespassers or otherwise.

        (d)  Intentionally Omitted.

        (e) There are no attachments or executions affecting the Property, general assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, pending or, to the best of Seller's knowledge, threatened against Seller.

        (f) During the period of Seller's ownership of the Property Seller has not itself, and to the best of Seller's knowledge no prior owner or current or prior tenant or other occupant of all or any part of the Property at any time has, used Hazardous Materials (hereinafter defined) on, from, or affecting the Property in any manner that violates federal, state, or local laws, ordinances, rules, or regulations governing the use, storage, treatment, transportation, generation, or disposal of Hazardous Materials (collectively, the "Environmental Laws"), and to the best of Seller's knowledge no Hazardous Materials have been disposed of on the Property. "Hazardous Materials" shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials regulated under any of the Environmental Laws.

        10.3 Seller's Knowledge. Whenever the term "to the best of Seller's knowledge" is used in this Agreement or in any representations and warranties given to Purchaser at Closing, such knowledge shall be the actual knowledge of Michael J. Riccio and Leon Pouncy (the "Key Personnel"), the asset managers assigned to the Real Property by CIGNA Investments, Inc., authorized agent for Seller, after review of the files of Seller and CIGNA Investments, Inc. and inquiry of Seller's property manager Scott Trobbe of South Bay Construction and Development Company. Seller shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to the Key Personnel.

        10.4 Survival. All representations and warranties contained in Section
10.2 will survive the Closing of this transaction (but only as to the status of facts as they exist as of the Closing, it being understood that the Seller makes no representations or warranties which would apply to changes or other matters occurring after the Closing), but shall expire on the date one year from the date of Closing, and no action on such representations and warranties may be commenced after such expiration.

                                  Article XI.
                             Intentionally Omitted

                                  Article XII.
                                   Assignment

        This Agreement may not be assigned or transferred by Purchaser without prior written consent of Seller. No assignment shall relieve Purchaser of any of its obligations under this Agreement.

                                 Article XIII.
                                    Notices

        All notices hereunder or required by law shall be sent via United States Mail, postage prepaid, certified mail, return receipt requested, or via any nationally recognized commercial overnight carrier with provisions for receipt, addressed to the parties hereto at their respective addresses set forth below or as they have theretofore specified by written notice delivered in accordance herewith:

PURCHASER:                              Narenda K. Gupta, Chairman
                                        Integrated Systems, Inc.
                                        3260 Jay Street
                                        Santa Clara, CA 95054

with a copy to:                         David Healy
                                        Fenwick & West
                                        2 Palo Alto Square
                                        Palo Alto, CA 94306

SELLER:                                 Connecticut General Life Insurance
                                        Company
                                        c/o CIGNA Investments, Inc.
                                        900 Cottage Grove Road
                                        Hartford, CT 06152-2311
                                        Attn: Asset Management, S-311

with a copy to:                         CIGNA Corporation
                                        Investment Law Department
                                        Mortgage and Real Estate Group, S-215A
                                        900 Cottage Grove Road
                                        Hartford, CT 06152-2215


Delivery will be deemed complete upon actual receipt or refusal to accept delivery.

                                  Article XIV.

                                    Expenses


        Seller shall pay (i) its own attorney's fees, (ii) the real estate transfer stamp, documentary or conveyance taxes, (iii) the cost of an Owner's title insurance policy without extended coverage or special endorsements issued in connection with this transaction, and (iv) one-half of the Title Company's escrow fee. Purchaser shall pay for (a) all of Purchaser's attorneys' fees and expenses, (b) costs of Purchaser's inspecting architect and engineer, if any,
(c) recording charges, (d) survey costs, (e) one-half of the Title Company's escrow fee, and (f) the cost of any title insurance in excess of the cost of an Owner's policy without extended coverage or special endorsements, including any additional premium charges for endorsements and/or deletions of exception items. Any cancellation charges imposed by any title company in the event a title insurance policy is not issued shall be split evenly, unless caused by willful default of one party, in which case such charges shall be borne by the willfully defaulting party.


                                  Article XV.

                                 Miscellaneous

        15.1 Successors and Assigns. All the terms and conditions of this Agreement are hereby made binding upon the executors, heirs, administrators, successors and permitted assigns of both parties hereto.

        15.2 Gender. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

        15.3 Captions. The captions in this Agreement are inserted only for the purpose of convenient reference and in no way define, limit or prescribe the scope or intent of this Agreement or any part hereof.

        15.4 Construction. No provision of this Agreement shall be construed by any Court or other judicial authority against any party hereto by reason of such party's being deemed to have drafted or structured such provisions.

        15.5 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto and there are no other oral or written promises, conditions, representations, understandings or terms of any kind as conditions or inducements to the execution hereof and none have been relied upon by either party.

        15.6 Recording. The parties agree that this Agreement shall not be recorded. If Purchaser causes this Agreement or any notice or memorandum thereof to be recorded, this Agreement shall be null and void at the option of the Seller.

        15.7 No Continuance. Purchaser acknowledges that there shall be no assignment, transfer or continuance of any of Seller's insurance coverage or of the property management contract.

        15.8  Time of Essence.  Time is of the essence in this transaction.

        15.9 Original Document. This Agreement may be executed by both parties in counterparts in which event each shall be deemed an original.

        15.10 Governing Law. This Agreement shall be construed, and the rights and obligations of Seller and Purchaser hereunder, shall be determined in accordance with the laws of the State of California.

        15.11 Acceptance of Offer. This Agreement constitutes Seller's offer to sell to Purchaser on the terms set forth herein and must be accepted by Purchaser by signing four copies hereof and returning two copies to Seller no later than February 9, 1996. If Purchaser has not accepted this Agreement by such date, then this Agreement and the offer represented hereby shall automatically be revoked and shall be of no further force or effect.

        15.12 Confidentiality. Purchaser and Seller agree that all documents and information concerning the Property delivered to

Purchaser, the subject matter of this Agreement, and all negotiations will remain confidential. Purchaser and Seller will disclose such information only to those parties required to know it, including, without limitation, employees of either of the parties, consultants and attorneys engaged by either of the parties, and prospective or existing investors and lenders.

        15.13 Surviving Covenants. Notwithstanding any provisions hereof to the contrary, the provisions of the second paragraph of Section 6.2 hereof and the provisions of Article IX hereof (collectively, the "Surviving Covenants") shall survive the closing and any termination of this Agreement.

        15.14 Intentionally Omitted.

        15.15 Attorneys' Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorney's fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        15.16 ERISA. Purchaser acknowledges that Connecticut General Life Insurance Company is entering into this Agreement on behalf of its Closed-End Real Estate Fund II ("CERF II"). According to Seller, CERF II is a separate account as defined in Section 3(17) of the Employee Retirement Income Security Act of 1974 ("ERISA"). Under ERISA and under United States Department of Labor Prohibited Transaction Class Exemption 78-19, Seller is prohibited from entering into transactions with certain classes of parties ("parties in interest") with respect to any participant in CERF II holding an interest in excess of 10%. Seller represents to the Purchaser that the only such 10% participants in CERF II are the State of Connecticut Pension Fund, Pension Plan of United Technologies Corporation, United States Pension Plan of CIGNA Corporation, and the Pension Plan of Unisys (the "Plans"). In order to assist Seller in determining that Seller is not engaging in a prohibited transaction under ERISA by entering into this Agreement, Purchaser hereby represents to Seller that Purchaser:

                1. Is not a fiduciary who exerts discretion, control or authority over the Plans; or an administrator, officer, trustee or custodian of such fiduciary; or counsel to, or an employee of, the Plans;

                2. Is not owned, 50% or more, by any fiduciary, counsel or employee described in subparagraph 1;

                3. Is not an employee, officer, director, 10% shareholder or 10% partner of any "owning" entity described in subparagraph 2.

        In addition, only the assets of CERF II shall be bound for the obligations under this Agreement and any agreements contemplated hereby, and no recourse shall be had to the general assets of Connecticut General Life Insurance Company for any such obligation.

        EXECUTED BY PURCHASER this 9th day of February, 1996.

                                                PURCHASER:

                                                INTEGRATED SYSTEMS, INC.


                                                By: /s/ Narendra Gupta
                                                    ----------------------
                                                    Name:
                                                    Title: Chairman

        EXECUTED BY SELLER this _______ day of February, 1996.

                                        SELLER:

                                        CONNECTICUT GENERAL LIFE INSURANCE
                                        COMPANY, on behalf of its Closed-
                                        End Real Estate Fund II

                                        By:  CIGNA Investments, Inc.


                                        By:  /s/  Leon Pouncy
                                           --------------------------------
                                           Name:  Leon Pouncy
                                           Title:  Managing Director


Receipt of original copies of this Agreement executed by Seller and Purchaser is acknowledged this _______ day of ________________________, 19____.


                                        TITLE COMPANY:

                                        SANTA CLARA LAND TITLE COMPANY


                                        By:  ______________________________
                                             Name:
                                             Title:

                                   EXHIBIT A

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                              Description of Land

                                                                Page No. 6
                                                                File No. 116511

                                   SCHEDULE A
                               LEGAL DESCRIPTION

All that certain property situate in the City of Sunnyvale, County of Santa Clara, State of California, described as follows:

Parcel 1, as shown on that Parcel Map filed for record in the office of the Recorder of the County of Santa Clara, State of California on November 9, 1976, in Book 383 of Maps, page(s) 19.

ARB No: 110-3-62

                                   EXHIBIT B

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                             Intentionally Omitted

                                   EXHIBIT C

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                                   Grant Deed



                  [The form of Grant Deed follows this page.]

                                   GRANT DEED



RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

________________________________________
________________________________________
________________________________________


Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

_______________________________________________________________________________



                                   GRANT DEED

        FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, ____________________, a ____________________, hereby grants to
____________________, a ____________________, the real property located in
____________________, County of ____________________, State of California,
described on Exhibit A attached hereto and made a part hereof.

        Subject, however, to Exhibit A attached hereto and made a part hereof.

        Executed as of this ____ day of ____________________, 19__.


                                        _____________________________________, a
                                        ________________________________________

                                        By: ____________________________________
                                            Name:
                                            Its:


MAIL TAX STATEMENTS TO:

[Buyer's Address]

________________________________________
________________________________________
________________________________________
________________________________________

                                  EXHIBIT A
                                     TO
                                 GRANT DEED

                                REAL PROPERTY

                                  [TO COME]

Subject to:

(a) all real property taxes and assessments not delinquent, and all easements, liens, covenants, conditions and restrictions of record and (b) any and all matters referenced or indicated on that certain survey prepared by
                      , dated                       , under Job No.          .
- ----------------------        ----------------------                ---------

                                EXHIBIT B
                                   TO
                               GRANT DEED

                        PERMITTED TITLE EXCEPTIONS

                                [TO COME]

                                EXHIBIT D

                                   TO

                      AGREEMENT OF PURCHASE AND SALE

                               Bill of Sale

                [The form of Bill of Sale follows this page.]

                      BILL OF SALE AND GENERAL ASSIGNMENT


STATE OF ________________________ )
                                  )
COUNTY OF _______________________ )


        Concurrently with the execution and delivery hereof, ________________, a ________________ ("Assignor"), is conveying to ________________, a
________________ ("Assignee"), by Grant Deed, that certain tract of land together with the improvements thereon (the "Property") lying and being situated in ________________, ________________ and being more particularly described in Exhibit A, attached hereto and made a part hereof.

        It is the desire of Assignor to hereby assign, transfer, setover and deliver to Assignee all furnishings, fixtures, fittings, appliances, apparatus, equipment, machinery and other items of personal property, if any, affixed or attached to, or placed or situated upon, the Property, except those not owned by Assignor but including all of Assignor's interest in and to any tangible personal property left or abandoned in or on the Property by Radius, Inc., and any and all other incidental rights and appurtenances relating thereto, all as more fully described below (such properties being collectively called the "Assigned Properties").

        NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Assignee to Assignor, the receipt and sufficiency of which are hereby acknowledged and confessed by Assignor, Assignor does hereby ASSIGN, TRANSFER, SET OVER and DELIVER to Assignee, its successors and assigns, all of the Assigned Properties, without warranty (whether statutory, express or implied), including, without limitation the following:

        1. All furnishings, fittings, equipment, appliances, apparatus, machinery fixtures and all other personal property of every kind and character (both tangible and intangible), if any, owned by Assignor and located in or on the Property;

        2. All of Assignor's interest in and to all use, occupancy, building and operating permits, licenses and approvals, if any, issued from time to time with respect to the Property or the Assigned Properties;

        3. All of Assignor's interest in and to all maintenance, service and supply contracts, if any, relating to the Property or the Assigned Properties (to the full extent same are assignable) listed on Exhibit B hereto;

                      BILL OF SALE AND GENERAL ASSIGNMENT
                                  (Continued)


        4. All of Assignor's interest in and to all existing and assignable guaranties and warranties (express or implied), if any, issued in connection with the construction, alteration and repair of the Property and/or the purchase, installation and the repair of the Assigned Properties;

        5. All rights which Assignor may have to use any names commonly used in connection with the Property, if any; and

        6. All rights, which Assignor may have, if any, in and to any tenant data, telephone numbers and listings, all master keys and keys to common areas, all good will, if any, and any and all other rights, privileges and appurtenances owned by Assignor and related to or used in connection with the existing business operation of the Property.

        ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION OF THE PROPERTY OR THE ASSIGNED PROPERTIES OR THE SUITABILITY THEREOF FOR ANY PURPOSE THAT ASSIGNEE MAY DESIRE TO USE IT. ASSIGNOR HEREBY EXPRESSLY DISCLAIMS ANY WARRANTIES AS TO MERCHANTABILITY AND/OR FITNESS FOR A PARTICULAR PURPOSE AND ANY OTHER WARRANTIES OR REPRESENTATIONS AS TO THE PHYSICAL CONDITION OF THE ASSIGNED PROPERTIES. ASSIGNEE ACKNOWLEDGES AND AGREES THAT IT HAS INSPECTED THE ASSIGNED PROPERTIES AND ACCEPTS SAME IN THEIR PRESENT CONDITION, "AS IS" AND "WITH ALL FAULTS."

        Assignor on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Assignee, its successors and assigns, harmless from all obligations accruing under the maintenance, service and supply contracts assigned hereby and any liabilities arising thereunder, prior to the date hereof but not thereafter.

        Assignee on behalf of itself, its successors and assigns, hereby agrees to assume and perform all obligations accruing under the maintenance, service and supply contracts from and after the date hereof, the Assignee on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Assignor, its successors and assigns, harmless from all such obligations and any liabilities arising thereunder from and after the date hereof.

        If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its

                      BILL OF SALE AND GENERAL ASSIGNMENT
                                  (Continued)



rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        This document may be executed in any number of counterparts, each of which may be executed by any one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

        IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed as of the ______ day of ________________________, 19___.




                                     ASSIGNOR:




                                     ASSIGNEE:

                      BILL OF SALE AND GENERAL ASSIGNMENT
                                  (Continued)



                                   EXHIBIT A
                                       TO
                      BILL OF SALE AND GENERAL ASSIGNMENT



                                 REAL PROPERTY

                                   [TO COME]

                      BILL OF SALE AND GENERAL ASSIGNMENT
                                  (Continued)



                                   EXHIBIT B
                                       TO
                      BILL OF SALE AND GENERAL ASSIGNMENT



         SERVICE AND MAINTENANCE CONTRACTS TO BE ASSUMED BY PURCHASER

                                   [TO COME]

                                   EXHIBIT E

                                       TO

                         AGREEMENT OF PURCHASE AND SALE


                       Service and Maintenance Agreements
                           to be Assumed by Purchaser

                                   EXHIBIT F

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                           Indemnification Agreement

           [The form of Indemnification Agreement follows this page.]

                           INDEMNIFICATION AGREEMENT

        Concurrently with the execution and delivery hereof, ___________________ ______________, a _________________________________________________ ("Seller"),
is conveying to _______________________________________________, a _____________
_______________ ("Purchaser"), by Grant Deed, that certain tract of land together with the improvements thereon (the "Property"), lying and being situated in ____________________________________________, ______________________
__________________ and being more particularly described on Exhibit A attached hereto and made a part hereof. It is the desire of Seller and Purchaser to deliver a mutual cross-indemnification pertaining to the expenses relating to the ownership, management and operation of the Property.

        NOW, THEREFORE, in consideration of the receipt of Ten Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller hereby agree as follows:

        1. Seller on behalf of itself and its successors and assigns does hereby agree to indemnify and hold Purchaser, its successors and assigns, harmless from and against all costs, charges and expenses related to the ownership, management and operation of the Property prior to the date hereof but not thereafter.

        2. Purchaser on behalf of itself, its successors and assigns does hereby agree to indemnify and hold Seller, its successors and assigns, harmless from and against all costs, charges and expenses relating to the ownership, management and operation of the Property from and after the date hereof, Except for pre-closing contractual obligations in connection with the Property not assumed by Purchaser.

        The foregoing indemnities shall not imply any warranties or indemnities with respect to compliance with environmental and land use laws or disposal of hazardous materials, such matters being governed solely by the terms of that certain Agreement of Purchase and Sale between Seller and Purchaser having an Effective Date (as defined therein) of February __, 1996.

        If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment.

        This document may be executed in any number of counterparts, each of which may be executed by and one or more of the parties hereto, but all of which shall constitute one instrument, and shall be binding and effective when all parties hereto have executed at least one counterpart.

        IN WITNESS WHEREOF, Purchaser and Seller have caused this Agreement to be executed as of the ____ day of _______________________, 19__.

                                        SELLER:


                                        PURCHASER:

                                   EXHIBIT G

                                       TO

                         AGREEMENT OF PURCHASE AND SALE

                Form of Seller's Affidavit of Non-Foreign Status


STATE OF ____________________________)
                                     )   (insert date)
COUNTY OF ___________________________)


        I, (proper name of Seller's officer), as (office held) of (Seller), being duly authorized to make this affidavit on behalf of (Seller) and being duly sworn, do depose and say, that:

        1.  (Seller's) taxpayer identification number is
_______________________.

        2. (Seller) is not a "foreign person" within the meaning of Section 1445(f)(3), of the Internal Revenue Code of 1954 (the "Code"), as amended; and (Buyer) is not required, pursuant to Section 1445 of the Code, to withhold ten percent (10%) of the amount realized by Seller on the disposition of the Property to (Buyer).

        3. I understand that I am making this Affidavit under penalty or perjury pursuant to the requirements of Section 1445 of the Code.

                                    (Seller)

                                    By:
______________________________________________

SWORN TO and subscribed before me this _____________ day of ___________________, 199_.



_____________________________________________
                                Notary Public
                                My Commission Expires:

                                   EXHIBIT H

                                       TO

                         AGREEMENT TO PURCHASE AND SALE

                               Pending Litigation


NONE.